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                                                                      EXHIBIT 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-17215, 33-29138, 33-55419, 333-32295, 333-32229,
333-52788 and 333-69086) of Hancock Fabrics, Inc. of our report dated March 8, 2002 appearing on page 21 of the Annual Report to Shareholders, which is incorporated in this Annual Report of Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Memphis, Tennessee
April 29, 2002